                                                                    EXHIBIT 10.1

                                    AMENDMENT

     This amendment dated as of October 22, 2004 (the "Amendment") is to the
Employment Agreement dated as of January 16, 2004, between Fansteel Inc., a
Delaware corporation (the "Company") and Gary L. Tessitore (the "Executive").

     WHEREAS, Company and the Executive entered into an Employment Agreement
(the "Agreement") dated as of January 16, 2004 and effective as of January 23,
2004 (the "Effective Date") (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement);

     WHEREAS, Section 6.4 of the Agreement provides that the Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions thereof may be waived, only by a written instrument signed by the parties;

     WHEREAS, Section 2 of the Agreement provides that notice of non-renewal of the Term must be provided within ninety (90) days of the applicable anniversary of the Effective Date;

     WHEREAS, the Company and the Executive desire to amend Section 2 to change the notice provision from ninety (90) days to no earlier than the July 1st or later than the August 15th after the applicable anniversary of the Effective
Date so that if notice is given, the Agreement would terminate on the next
January 23rd; and

     WHEREAS, the Company and the Executive desire to amend Section 4.6 to correct the section reference to Section 2 of the Agreement.

     NOW, THEREFORE, it is hereby agreed that:

     A. SECTION 2 OF THE AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY, EFFECTIVE
AS OF THE DATE HEREOF, AS FOLLOWS:

                           2. Duration of Employment.

          Subject to Section 4 of this Agreement, this Agreement and the employment relationship hereunder will continue in effect for two (2)
          years from the Effective Date (the "Initial Term") and shall be automatically extended for additional one (1) year periods on each anniversary of the Effective Date (the "Extended Term") so that two
          (2) years always remain in the term, unless and until either party provides a notice of non-renewal NO EARLIER THAN THE JULY 1ST OR LATER
          THAN THE AUGUST 15TH AFTER the first anniversary of the Effective Date or applicable anniversary of the Effective Date thereafter and termination of the Agreement will be effective AS OF THE NEXT JANUARY
          23RD AFTER THE NOTICE IS GIVEN, AND unless sooner terminated during such time in accordance with Section 4 hereof. FOR EXAMPLE PURPOSES
          ONLY, IN THE EVENT NOTICE OF NON-RENEWAL IS GIVEN BETWEEN JULY 1, 2005
          AND AUGUST 15, 2005, TERMINATION OF THE AGREEMENT WILL BE EFFECTIVE ON
          JANUARY 23, 2006. The Initial Term and the Extended Term are sometimes referred to in

          this Agreement as the "Term." In the event of the Executive's termination of employment during the Term, the Company's obligation to continue to pay all base salary, as adjusted, bonus and other benefits then accrued shall terminate except as may be provided for in Section
          4 of this Agreement.

     B. SECTION 4.6 OF THE AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY,
EFFECTIVE AS OF THE DATE HEREOF, AS FOLLOWS:

          Expiration of Term. Upon the expiration of the Term specified in
          Section 2 without an earlier termination pursuant to this Section 4, this Agreement shall terminate without further action by the Executive or the Company. Upon such expiration, the Executive shall receive (i)
          any unpaid Base Salary to the date of expiration, (ii) a payment for accrued, but unused, vacation time and (iii) expenses under Section
          3.6 incurred to the date of expiration but not yet reimbursed to the
          Executive.

          Except as otherwise set forth herein, the Agreement shall remain in full force and effect and the parties hereby reconfirm and ratify same.*

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of
October 22, 2004.

                                       EXECUTIVE

                                       /s/ Gary L. Tessitore
                                       ----------------------------------------
                                       Gary L. Tessitore

                                       FANSTEEL INC.

                                       /s/R. Michael McEntee
                                       ----------------------------------------
                                       By: R. Michael McEntee
                                       Title: Secretary

----------
*  Upper case language in A and B indicates the amended provisions.

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") dated as of _1-16__, _04_ between
Fansteel Inc., a Delaware corporation (the "Company") and Gary L. Tessitore (the
"Executive").

     WHEREAS, the Company has filed for chapter 11 of title 11 of the United
States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") and has filed with the bankruptcy court its proposed Plan of Reorganization and Disclosure
Statement (the "Plan of Reorganization"), which includes, among other provisions, the identification of the Executive as the President and Chief
Executive Officer of the Company after the confirmation of the Plan of
Reorganization; and

     WHEREAS, the parties wish to establish the terms of Executive's future employment with the Company.

     Accordingly, the parties agree as follows:

                  ARTICLE I Employment, Duties and Acceptance.

     Section 1.01 Employment by the Company. The Company shall employ the
Executive effective as of the effective date of the Plan of Reorganization (the
"Effective Date") to render exclusive, subject to the last sentence of this
Section 1.1, and full-time services to the Company. The Executive will serve in the capacity of President and Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the "Board"). The Executive
will perform such lawful duties related to the business of the Company as are customarily performed by one holding such positions in the same or similar businesses or enterprises as those of the Company. The Executive will perform such other lawful duties related to the business of the Company as may be assigned to him from time to time by the Board. The Executive will devote all his full working-time and attention to the performance of such duties and to the promotion of the business and interests of the Company. This provision, however, will not prevent the Executive from investing his funds or assets in any form or manner, or from acting as an advisor to or a member of, the board of directors of any companies, businesses, or charitable organizations, so long as such actions do not violate the provisions of Section 5 of this Agreement or interfere with the Executive's performance of his duties hereunder.

     Section 1.02 Acceptance of Employment by the Executive. The Executive
accepts such employment and shall render the services described above.

                       ARTICLE II Duration of Employment.

     Subject to Section 4 of this Agreement, this Agreement and the employment relationship hereunder will continue in effect for two (2) years from the
Effective Date (the "Initial Term") and shall be automatically extended for additional one (1) year periods on each anniversary of the Effective Date (the
"Extended Term") so that two (2) years always remain in the term, unless and until either party provides a notice of non-renewal within ninety (90) days of the first anniversary of the Effective Date or applicable anniversary of the
Effective Date thereafter and termination of the Agreement will be effective as of the end of the then applicable

Extended Term, unless sooner terminated during such time in accordance with
Section 4 hereof. The Initial Term and the Extended Term are sometimes referred to in this Agreement as the "Term." In the event of the Executive's termination of employment during the Term, the Company's obligation to continue to pay all base salary, as adjusted, bonus and other benefits then accrued shall terminate except as may be provided for in Section 4 of this Agreement.

                    ARTICLE III Compensation by the Company.

     Section 3.01 Base Salary. As compensation for all services rendered pursuant to this Agreement, the Company will pay to the Executive an annual base salary of Four Hundred Thousand Dollars ($400,000), subject to an upward adjustment by the Board of the Company, in its sole discretion, and payable in accordance with the payroll practices of the Company ("Base Salary"). The Base
Salary may not be reduced during the Term.

     Section 3.02 Bonuses. Within six (6) months of the Effective Date, (i) the
Board shall determine and inform the Executive of the methodology to be used to calculate the annual cash bonus to be provided to the Executive during the Term and (ii) the Board shall determine and inform the Executive of the actual cash bonus amount the Executive would receive for the first year of the Term under the methodology determined by the Board.

     Section 3.03 Participation in Employee Benefit Plans. The Executive shall be permitted, during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan or similar benefit plan of the Company, which may be available to other executives of the Company generally, on the same terms as such other executives.

     Section 3.04 Car Allowance. The Executive shall be entitled to a monthly car allowance equal to Seven Hundred Forty-Five Dollars ($745).

     Section 3.05 Vacation. The Executive shall be entitled to twenty (20) days of vacation per year. The carry-over of vacation days shall be in accordance with Company policy.

     Section 3.06 Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this
Agreement, including reasonable expenses of entertainment and travel, provided that such expenses are documented and reported in accordance with the policies and procedures of the Company or the Board, as applicable, at the time the expenses are incurred.

     Section 3.07 Stock Options. The Executive shall be eligible to participate in any applicable stock option plan of the Company made available to other executives of the Company. All terms and conditions applicable to such stock options, including, but not limited to, the decision to grant options to the
Executive, shall be governed by the provisions of the applicable stock option plan and any stock option agreements thereunder.

                             ARTICLE IV Termination.

     Section 4.01 Termination Upon Death. If the Executive dies during the Term, the Executive's legal representatives shall be entitled to receive (i) the
Executive's accrued but

unpaid Base Salary, (ii) accrued but unpaid bonus up to the date of death, (iii)
a payment for accrued, but unused, vacation time and (iv) expenses under Section
3.6 incurred but not yet reimbursed to the Executive.

     Section 4.02 Termination Upon Disability. If during the Term the
Executive's employment with the Company is terminated as a result of a
"Disability" (as defined herein), the Executive (or his legal representatives)
shall be entitled to receive (i) the Executive's accrued but unpaid Base Salary,
(ii) accrued but unpaid bonus to the date of termination, (iii) a payment for accrued, but unused, vacation time and (iv) expenses under Section 3.6 incurred but not yet reimbursed to the Executive. For the purposes of this Agreement,
"Disability" means a determination by the Company in accordance with applicable law that as a result of a physical or mental injury of illness, the Executive is unable to perform the essential function of his duties with or without reasonable accommodation.

     Section 4.03 Termination for Cause. Upon delivery of written notice of termination for "Cause" (as defined below) from the Company to the Executive at any time, the Agreement and the Executive's employment shall terminate immediately. For the purposes of this Agreement, "Cause" means (i) commission of a felony by the Executive, (ii) acts of intentional dishonesty by the Executive resulting or intending to result in personal gain or enrichment at the expense of the Company or any of its affiliates or subsidiaries, (iii) the Executive's material breach of this Agreement, (iv) the Executive's contravention of specific written lawful directions from the Board, (v) willful conduct by the
Executive in connection with his duties hereunder that is fraudulent, unlawful, or grossly negligent, or (vi) willful misconduct by the Executive which seriously discredits or damages the Company or any of its affiliates or subsidiaries. If the Executive is terminated for Cause during the Term, the
Executive shall receive (i) any accrued but unpaid Base Salary to the date of termination, (ii) a payment for accrued, but unused, vacation time and (iii)
expenses under Section 3.6 incurred to the date of termination, but not yet reimbursed to the Executive

     Section 4.04 Voluntary Termination without Good Reason. The Executive may upon at least sixty (60) but not more than ninety (90) days prior written notice to the Company terminate employment hereunder without Good Reason, as defined in
Section 4.5. Upon a voluntary termination without Good Reason, the Executive shall be entitled to receive (i) the Executive's Base Salary through the date of termination, (ii) a payment for accrued, but unused, vacation time and (iii)
expenses under Section 3.6 incurred but not yet reimbursed to the Executive;
provided, however, that if the Company shall waive part or all of such sixty
(60) but not more than ninety (90) day notice period, the Executive shall only receive Base Salary to the date of termination specified in such waiver.

     Section 4.05 Termination Without Cause or for Good Reason. The Company may
terminate Executive's employment without Cause at any time without notice and the Executive may terminate his employment with Good Reason upon thirty (30)
days prior written notice to the Company. If, during the Term, the Company terminates the Executive without Cause or the Executive terminates his employment with Good Reason, the Executive shall receive (i) monthly installments of Base Salary for twelve (12) months from the date of termination
(subject to compliance with the provisions of Section 5 hereof), (ii) a pro rata portion of the bonus set forth in Section 3.2 for the year of termination based on the period of the fiscal year in which the Executive was employed prior to termination (such bonus, if any, shall be paid to the Executive within thirty
(30) days after the determination of the bonus by the Board), (iii)

continuation of all benefits under Section 3.3 hereof that the Executive was receiving immediately prior to the date of termination, unless prohibited by applicable law, which shall be paid by the Company, for a period of twelve (12)
months from the date of termination, (iv) a payment for accrued, but unused, vacation time and (v) expenses under Section 3.6 incurred to the date of termination but not yet reimbursed to the Executive.

     For the purposes of this Agreement, "Good Reason" means the occurrence of any of the following without the Executive's written consent: (i) action by the
Company that results in a material diminution in the Executive's position, authority, duties or responsibilities; (ii) the Company's failure to make any payment or provide any award or benefit to the Executive under this Agreement pursuant to the terms hereof; (iii) the Company's breach of any material term of this Agreement or (iv) the Company's requirement that the Executive be based at a location in excess of thirty-five (35) miles from North Chicago, Illinois, except for required travel on Company business; provided that the Company, in all cases, shall have fifteen (15) business days after receipt of notice from the Executive in writing specifying the deficiency to cure the deficiency that would result in "Good Reason."

     Section 4.06 Expiration of Term. Upon the expiration of the Term specified in Section 1 without an earlier termination pursuant to this Section 4, this
Agreement shall terminate without further action by the Executive or the
Company. Upon such expiration, the Executive shall receive (i) any unpaid Base
Salary to the date of expiration, (ii) a payment for accrued, but unused, vacation time and (iii) expenses under Section 3.6 incurred to the date of expiration but not yet reimbursed to the Executive.

     Section 4.07 Removal from any Boards and Positions. If the Executive's employment is terminated for any reason under this Agreement, he shall be deemed to resign (i) if a member, from the Board or board of directors of any subsidiary of the Company or any other board to which he has been appointed or nominated by or on behalf of the Company and (ii) from any position with the
Company or any subsidiary of the Company, including, but not limited to, as an officer of the Company or any of its subsidiaries.

            ARTICLE V Restrictions and Obligations of the Executive.

     Section 5.01 Confidentiality. (a) During the course of the Executive's employment by the Company (prior to and during the Term), the Executive will have access to certain trade secrets and confidential information relating to the Company which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, engineering, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company invested, and continues to invest, considerable amounts of time and money in its process, technology, know-how, obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential
Information"), and any misappropriation or unauthorized disclosure of
Confidential Information in any form would irreparably harm the Company. The
Executive

acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential
Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company or predecessor of the Company and which shall not be or become public knowledge
(other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Executive shall not, during the period the Executive is employed by the Company or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except in the course of the Executive's employment with, and for the benefit of, the Company or to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto. The
Executive shall take all reasonable steps to safeguard the Confidential
Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information.

     (b) All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business (for the purposes of this Agreement, "Business" shall be as defined in Section 5.3 hereof), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the
Company, whether prepared by the Executive or otherwise coming into the
Executive's possession, shall remain the exclusive property of the Company, and the Executive shall not remove any such items from the premises of the Company, except in furtherance of the Executive's duties under any employment agreement.

     (c) It is understood that while employed by the Company the Executive will promptly disclose to it, and assign to it the Executive's interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive's employment. At the Company's request and expense, the Executive will assist the Company during the period of the Executive's employment by the Company and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

     (d) As requested by the Company and at the Company's expense, from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in the
Executive's possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information)
irrespective of the location or form of such material. If requested by the
Company, the Executive will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

     Section 5.02 Non-Solicitation or Hire. During the Term and for a period equal to twelve (12) months following the termination of the Executive's employment for any reason

(the "Restricted Period"), the Executive shall not, (a) solicit any party who is a customer of the Company or its subsidiaries, or who was a customer of the
Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its subsidiaries and relating to the Business (provided that if the Executive intends to solicit any such party for any other purpose, he shall notify the Company of such intention) or (b) employ or solicit for employment any person who is an employee of the Company or any of its subsidiaries at the time of termination.

     Section 5.03 Non-Competition. During the Restricted Period, the Executive
shall not, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or an affiliate or successor of the Company, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any line of business conducted by the Company or actively pursued by the Company on the date of the
Executive's termination of employment (the "Business"); provided, however, that the foregoing shall not preclude the Executive from being employed or retained by a Person (as defined below), which, among its activities, engages in activities that compete directly with the Business as so long as the Executive does not provide as part of his principal management responsibilities, any services to such Person's subsidiaries or divisions that compete directly with the Business and the Executive does not disclose or make use of Confidential
Information relating to the Company. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than five percent (5%)
of the publicly traded equity securities of any competing enterprise (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

          "Person" shall have the meaning ascribed to such term in Section
3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto ("the Exchange Act") and used in Sections 13(d) and 14(d)
thereof, including a "group" as described in Section 13(d) thereof. "Beneficial
Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General
Rules and Regulations under the Exchange Act.

     Section 5.04 Reputation. The Executive agrees not to engage in any act that is intended, or may reasonably be expected to materially harm the reputation, business, prospects or operations of the Company or any member of its Board, unless as required by law or an order of a court or governmental agency with jurisdiction

     Section 5.05 Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company are the sole property of the
Company ("Company Property"). During the Term, and at all times thereafter, the
Executive shall not remove, or cause to be removed, from the premises of the
Company, copies of any record, file,

memorandum, document, computer related information or equipment, or any other item relating to the business of the Company, or any affiliate, except in furtherance of his duties under the Agreement. When the Executive terminates his employment with the Company, or upon request of the Company at any time, the
Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

     Section 5.06 Work Product. The Executive agrees that all inventions, discoveries, systems, interfaces, protocols, concepts, formats, creations, developments, designs, programs, products, processes, investment strategies, materials, computer programs or software, data bases, improvements, or other properties related to the business of the Company or any of its affiliates, conceived, made or developed during the term of his employment with the Company, whether conceived by the Executive alone or working with others, and whether patentable or not (the "Work Product"), shall be owned by and belong exclusively to the Company. The Executive hereby assigns to the Company his entire rights to the Work Product and agrees to execute any documents and take any action reasonably requested by the Company (at the Company's sole cost and expense) to protect the rights of the Company in any Work Product. The Executive acknowledges that any copyrightable subject matter created by the Executive within the scope of his employment, whether containing or involving Confidential
Information or not, is deemed a work-made-for-hire under Chapter 17 of the
United States Code, entitled "Copyrights," as amended, and the Company shall be deemed the sole author and owner thereof for any purposes whatsoever. In the event of any unauthorized publication of any Confidential Information, the
Company shall automatically own the copyright in such publication. Further, the
Company shall automatically hold all patents and/or trademarks, if any, with respect to any Work Product.

                          ARTICLE VI Other Provisions.

     Section 6.01 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:

          (a) If the Company, to:

     Fansteel Inc.
     Number One Tantalum Place
     North Chicago, Illinois  60064

     Attention:  Board of Directors
     Telephone:
     Fax:

     With a copy to:

     Schulte Roth & Zabel LLP
     919 Third Avenue
     New York, NY  10022

     Attention:        Jeffrey S. Sabin, Esq.
                       Andre Weiss, Esq.
     Telephone:        (212) 756-2000
     Fax:              (212) 593-5955

          (b) If the Executive, to his home address set forth in the records of the Company.

     Section 6.02 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     Section 6.03 Representations and Warranties by Executive. The Executive
represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which would in any way preclude, inhibit, impair or limit the Executive's ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.

     Section 6.04 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     Section 6.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of [Illinois] applicable to agreements made and to be performed entirely within such state, without regard to conflicts of laws principles.

     Section 6.06 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company shall assign this Agreement and its rights, together with its obligations, to any other entity which will substantially carry on the business of the Company and such entity shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform hereunder. Failure of the Company to obtain such assumption and agreement before the effectiveness of any such agreement to carry on the business of the Company shall be a breach of this Agreement and shall entitle the Executive to the payments and benefits set forth in Section 4.5 herein.

     Section 6.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     Section 6.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

     Section 6.09 Remedies; Specific Performance. The parties hereto hereby acknowledge that the provisions of Section 5 are reasonable and necessary for the protection of the Company. In addition, the Executive further acknowledges that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive is aware that the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the
Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's remedies for any breach of any restriction on the
Executive set forth in Section 5, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 4.

     Section 6.10 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 5 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects.

     Section 6.11 Judicial Modification. If any court or arbitrator determines that any of the covenants in Section 5, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

     Section 6.12 Tax Withholding. The Company or other payor is authorized to withhold, from any benefit provided or payment due hereunder, the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                 EXECUTIVE

                                  /s/ Gary L. Tessitore
                                 -------------------------
                                 Gary L. Tessitore
                                 President and Chief Executive Officer

                                 FANSTEEL INC.

                                 By: /s/ R. Michael McEntee
                                     ------------------------------------
                                     R. Michael McEntee
                                     Vice President and Chief Financial Officer